EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of Attunity Ltd. (the “Company”), for the registration of Ordinary Shares, Warrants and Units of the Company with a maximum aggregate offering price of $50,000,000 and to the incorporation by reference therein of: (i) our reports dated April 14, 2015, with respect to the consolidated financial statements of the Company and its subsidiaries and the effectiveness of internal control over financial reporting of the Company. included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2015 and (ii) our report dated June 1, 2015 with respect to the financial statements of Appfluent Technology, Inc. for the year ended December 31, 2014 included in the Form 6-K of the Company, furnished to the SEC on June 1, 2015.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER
July 20, 2015	A Member of Ernst & Young Global